EXHIBIT 10.32

PRIVATE AND CONFIDENTIAL

Our Ref : CDA/MME/IPH/GWISCOP12018-103230025C/juma
CARM   : 111202

TOR MINERALS (M) SDN BHD
No 4 1/2 Miles Lahat Road,
30200 Ipoh,
Perak.

Dear Sirs,

Banking Facility(ies) ("Facilities")
 Customer No. 383-136280

We have reviewed your Facilities and agree to continue providing you the Facilities as revised below for a further period.

The Facilities are subject to review at any time, in any event by April 2012.

The Facilities are subject always to the Bank's customary overriding right of suspension, withdrawal and repayment on demand. Other terms herein also apply which may allow the Bank to cease providing the Facilities to you.

Please send us two signed/certified copies of your next set of audited account or where they are out of date (more than 6 months), updated management accounts are to be submitted before the review date mentioned above.

Facilities		Limit
		Previously (RM)	Revised (RM)
Overdraft		500,000.00	500,000.00
Term Loan		Nil	3,500,000.00
Bank Guarantees		500,000.00	500,000.00

Import/Export Line# consisting of:-

•   Documentary credits

•   Bankers Acceptance Import

•   Bankers Acceptance Export

•   Export Credit Refinancing Scheme (Pre Shipment)

•   Export Credit Refinancing Scheme (Post Shipment)

•   Loans Against Imports

•   Foreign Currency Loans against Imports

	[Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days]	6,460,000.00 (4,460,000.00) (4,460,000.00) (2,500,000.00) (4,460,000.00) (2,500,000.00) Nil Nil	6,460,000.00 (6,460,000.00) (6,460,000.00) (2,500,000.00) (6,460,000.00) (2,500,000.00) (6,460,000.00) (6,460,000.00)
Total Gross Foreign Exchange Contract Limit (inclusive of marked-to-market losses incurred from time to time)		5,000,000.00	5,000,000.00

#      This Combined Limit applies to each facility within this Line subject to total utilisation of this Line not exceeding the Combined Limit at any one time.

Purpose:

                      Overdraft

                      Working capital requirements.

                      Term Loan

                      To finance upgrading of existing production line and capex.

                      Bank Guarantees

                      For issuance of security deposit-/tender-/performance- bonds and other guarantee requirements related to your business.

                      Import Line

                      To finance your imports and domestic purchases.

                      Export Line

                      To finance your exports and domestic sales.

                      Export Credit Refinancing Scheme (Pre/Post Shipment)

                      Pre-shipment ECR - as working capital for production of eligible goods for export.

                      Post-shipment ECR - to finance export sales of eligible goods on credit terms upon shipment.

                      Total Gross Foreign Exchange Contract Limit

                      (inclusive of marked-to-market losses incurred from time to time)

                      Spot and forward foreign exchange contracts and currency option transactions to hedge against fluctuations in foreign exchange rates for your trade-related and other permitted transactions as we may agree to.

The Bank shall have no obligation to monitor or ensure the usage of the Facilities for their stated purpose(s). It shall have the right to recall the Facilities if not used for the purpose(s) stated.

The Facilities are also granted subject to satisfactory conduct of your current accounts in accordance with guidelines issued by Bank Negara Malaysia and/or policies of the Bank or other financial institutions you have current accounts with from time to time. If there is any breach which may subject any of your current accounts (be it with the Bank or other financial institution) to closure, the Bank shall have the right to recall the Facilities. This is notwithstanding that your current account(s) with the Bank whether held solely or jointly with others are conducted satisfactorily.

The Bank may rely on information furnished by the Credit Bureau established by Bank Negara Malaysia for information whether any of your current accounts have become liable to closure. Reliance by the Bank on such information shall not subject it to any liability to you or other parties should there be inaccuracy in such information unknown to the Bank.

Please arrange for your authorised signatories, in accordance with your company's Board Resolution (or similar corporate authorisation) given or to be given to the Bank, to sign this letter. Please return it together with the required documents before 2 March 2012 after which this offer will lapse, unless the Bank in its discretion agrees to any extension thereof.

We are pleased to be of assistance to you and look forward to the development of a mutually beneficial and lasting banking relationship including your opening and/or maintaining your main working capital / operating account with us. Should you have any query, please do not hesitate to contact our Lim Jit Foo at telephone no. 05-5226332.

Yours faithfully,

HSBC Bank Malaysia Berhad

Relationship Manager

Terms and Conditions

(Annexure to Letter of Offer

- to be read as an integral part thereof)

Existing Security                :

a)                   First Party Charge

First legal charge over HS (D) KA 1376/75, Lot No. 70808 and HSD (D) KA 1377/75, Lot 70809, Mukim Ulu Kinta, District of Kinta in the name of Tor Minerals (M) Sdn Bhd as the Chargor. Such charge secures all amounts in respect of general banking facilities owing from time to time - this includes future advances, with the Chargor's unlimited covenant to pay.

b)                   Debenture

A debenture creating fixed and floating charges over all the assets of Tor Minerals (M) Sdn Bhd. Such debenture secures all amounts in respect of general banking facilities owing from time to time - this includes future advances, with the company's unlimited covenant to pay.

It is stamped to secure RM10,000,000.00.

c)                   General Security Agreement Relating to Goods

General Security Agreement Relating to Goods from Tor Minerals (M) Sdn Bhd

d)                   Blanket Counter Indemnity

Blanket Counter Indemnity from Tor Minerals (M) Sdn Bhd

e)                   Letter of Awareness

Letter of Awareness from Tor Minerals (M) Sdn Bhd

f)                    Letter of Undertaking

Letter of Undertaking from Tor Minerals (M) Sdn Bhd undertakes not to declare or pay any dividend without the prior
consent of the bank.

g)                   Letter of Undertaking

Letter of Undertaking from Tor Minerals (M) Sdn Bhd undertakes not to lend to related companies.

h)                   Letter of Undertaking

Letter of Undertaking from Tor Minerals (M) Sdn Bhd undertakes to upstamp the debenture whenever required by the bank.

i)                     Co-Lenders' Agreement

Co-Lenders' Agreement between RHB Bank Bhd and HSBC Bank Malaysia Bhd to  rank pari passu.

j)                    Letter of Confirmation

Letter of Confirmation to RHB Bank Bhd for its additional
stamping to rank subsequent to the
original stamping.

k)                   Security Sharing Agreement

Security Sharing Agreement RHB Bank Bhd, HSBC Bank (M) Bhd, RHB Bank Bhd
Labuan & HSBC Bank (M) Bhd Labuan.

Security to be obtained :

                a)            Debenture

A debenture creating fixed and floating charges over all the assets of Tor Minerals (M) Sdn Bhd. Such debenture secures all amounts in respect of general banking facilities owing from time to time - this includes future advances, with the company's unlimited covenant to pay.

It is to be upstamped to secure RM3,500,000.00

Attestation Our solicitors will contact you to arrange for attestation.

Representations

and warranties:

1.         You and companies within your Group are in compliance with all applicable environmental laws, regulations and guidelines ('environmental laws') in force from time to time in the place(s) where the business of your company and companies within your Group is/are conducted.

2.         Where the Facilities include an Import/Export Line, you are in compliance with the Strategic Trade Act 2010 and undertake to obtain and/or ensure the continuing validity of the relevant permit(s) and/or broker registration certificate where required under the said Act prior to each utilization of the Import/Export Line.

Covenants:

You shall during the tenor of the facility:

1.                   inform the Bank regarding any management structure change/change in the composition of the Board/major shareholders in your business.

2.                   submit audited accounts on your business whenever requested by the Bank to do so.

3.                   inform the Bank of any significant internal or external business developments which may affect the financial position of your business.

4.                   ensure that audited financial statements submitted to the Bank shall be by external audit firms/partners acceptable to the Bank. The Bank shall have the right to require engagement of alternative external audit firms/partners if otherwise not acceptable, without assigning reason therefore.

5.                   Ensure that the ratio of Total Bank Borrowings to Tangible Networth (hereinafter known as "Gearing Ratio") calculated annually in accordance with the formula below, does not exceed 150% at all times.

Formula:       Gearing Ratio = Total Bank Borrowings

Tangible Net Worth

Tangible Networth is defined as aggregate of paid up share capital, profit and loss account and other reserves LESS Intangibles (such as goodwill).

6.                   Ensure that trade debts due from the holding company/any related company must not exceed 25% of total annual turnover or RM10,000,000.00 whichever is lower at the close of every financial year.

7.                   ensure not to declare or pay any dividend without the Bank's prior consent.

8.                   ensure no inter-company lending to holding company.

9.                   ensure a facility utilization ratio is to be maintained at not lesser than 70%.

        Documents

        Required:

1)            A suitable Board Resolution (or similar corporate authorisation) authorising:-

                a)            the negotiation and acceptance of the Facilities;

                b)            the provision of a cash cover/cash margin, on demand by the Bank, in respect of the Bank's contingent liabilities under the documentary credits/bank guarantees issued/to be issued by the Bank;

                c)             the relevant named persons on your behalf to fix or extend foreign exchange transactions and as well as those confirming and/or authorising settlement thereof; -Foreign Exchange Contract Limit

                d)            and the mode of execution on all relevant security documents in accordance with your Memorandum and Articles of Association.

2)            To submit your next set of audited account or where they are out of date (more than 6 months), updated management accounts are to be submitted before the review date mentioned above.

If at any time the Bank shall consider security for the Facilities to be insufficient or is required you shall within 14 days from the date of a notice from the Bank provide such security or further security as the Bank shall require, whether in cash or otherwise, of such value and for such tenure as the Bank shall specify.

Conditions precedent

The Facilities shall only be available for drawing or utilisation if:

•                                 no misrepresentation or breach of warranty made to the Bank express or implied has occurred;

•                                 all fees, costs and expenses due and payable under the Facilities or under any of the Security Documents shall have been fully paid and settled;

•                                 no Event of Default and no event which with the giving of notice or lapse of time would constitute an Event of Default shall have occurred or is continuing;

•                                 the Bank shall have received all documents, opinions, certificates, or evidence of authorisations as it shall require;

Drawdown term and condition

The Term Loan will only made available subject to the following :-

i.         Each disbursement is to be accordance with claim schedule and subject to production of original or certified invoices  or other documentary evidences and only 70% of the invoices are allowed.

ii.        The Bank shall have received an executed copy of the Purchase/Contract Agreement.

The conditions precedent are for the sole benefit of the Bank, who may waive their compliance without prejudice to its rights herein or in any Security Document.

Waiver shall not preclude us from demanding that any waived provision be complied with or remedied subsequently. Waiver of a condition precedent shall not mean waiver of any other condition precedent or term.

SPECIFIC TERMS APPLICABLE TO A FACILITY

Overdraft

Interest

•                     Interest is charged at 1.25% per annum at daily rests above the Bank's Base Lending Rate (presently at 6.60% per annum). The effective rate is therefore presently 7.85% per annum subject to fluctuations at our absolute discretion.

•                     Interest will be payable monthly, to the debit of your current account on every 26th day of the month, or as otherwise stipulated by the Bank.

•                     In the event the approved limit is exceeded, or if the Bank has demanded repayment of the overdraft, additional interest will be charged at one percentum (1%) per annum, or such other higher rate determined by the Bank from time to time, above the applicable rate of interest of the overdraft on the excess amount, or the amount outstanding and unpaid after demand for repayment, as the case may be.

•                     The additional interest shall accrue from day to day and may be debited to your current account but this shall not oblige the Bank to allow or continue to allow any excesses on your overdraft or shall be without prejudice to any right or remedy of the Bank arising upon demand for repayment, as the case may be.

•                     Interest due shall be capitalised and added for all purposes to the principal sum, and bear interest at the relevant applicable rate, notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship.

Commitment Fee

A commitment fee of 1.0% per annum will be charged on the unutilised portion of the overdraft facility as permitted under the Rules of the Association of Banks in Malaysia.

Repayment

The overdraft, in accordance with banking practice, is subject to the Bank's customary overriding right of repayment on demand. This shall be notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review.

Where the overdraft is recalled, it shall be your sole responsibility to immediately fund your account without any further notice to you from the Bank to meet any un-presented cheques in circulation to avoid such cheques being returned for lack or insufficiency of funds. In the event you fail to do so, the Bank shall be entitled to refuse to honour any such cheques still in circulation and shall not incur any liability to you whatsoever.

Term Loan

Interest

Interest is charged at 2.00% per annum at monthly rests above the Cost of Funds. (Quotations are obtainable on request). Interest will be payable monthly to the debit of your current account on the 26th day of the month or on such other date as may be notified by the Bank from time to time to the debit of your current account or to another account(s) to be opened by the Bank for the purpose.

Late payment Interest

In the event of late payment of principal and/or interest, additional interest on the amount overdue will be charged at an additional 1.0% per annum over the above interest rate, from the due date until the date of payment.

Repayment

By 35 equal monthly instalments of RM97,223.00 (excluding interest) and a final instalment of RM97,195.00 commencing one month after full drawdown or 18 months after initial drawdown, whichever is the earlier.

Prepayment of Loan

You may prepay the loan or part thereof by giving the Bank three (3) months prior written notice of your intention to prepay or by paying three (3) months interest in lieu of notice.

Term Loan commitment fee

A commitment fee of 1% on the undrawn amounts under the Term Loan shall be chargeable where the Term Loan Schedule is not adhered to.

Utilisation

This loan must be drawn down by  6 months days from date of this letter and any portion not drawn down by such date shall be automatically cancelled and will not be further made available.

                                                                 Documentary Credit

DC Opening Charges

At the prevailing rates prescribed by the Association of Banks in Malaysia, currently at 0.1% for each month or part thereof (minimum RM200-00).

Where a bill under a Documentary Credit is drawn at usance, in addition to the above, an opening charge on usance period of 0.1% is levied on the amount of the Documentary Credit for each month or part thereof.

The facility is subject to our right to call for cash cover/cash margin on demand for prospective and contingent liabilities under the documentary credits issued/to be issued by us.

Bankers Acceptance

Availability

We may, at our sole and absolute discretion, refuse to allow drawings under this Bankers Acceptance facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of this Bankers Acceptance facility.

Commission

Bankers Acceptance (BA) commission is charged at 1.25% per annum subject to fluctuations at the Bank's discretion.

Interest

Interest will be charged at a rate quoted by the Bank for the respective tenor at the time of discounting. Quotations are obtainable on request.

Sales proceeds of all BAs financed must be credited to your current account to meet payments on maturing BAs. Notwithstanding this, all BAs drawn must be paid on their respective maturity dates and if there is default in such payment, the matured BAs will be charged at:-

i)       the maximum interest margin plus penalty (if any) prescribed by Bank Negara Malaysia from time to time; or

ii)      the original discount rate plus a late payment fee of 1.0%; or

iii)     the prevailing BA discounting rate plus a late payment fee of 1.0% effective on the day the BA goes into past due; or

iv)     3.5% per annum over our then prevailing Base Lending Rate, plus a late payment fee of RM150.00 whichever is the highest, for the period overdue.

Procedures for accepting or discounting BAs will be subject to the conditions and guidelines laid down from time to time by Bank Negara Malaysia or other statutory bodies.

Loans Against Imports

Availability

We may, at our sole and absolute discretion, refuse to allow drawings under this Loans Against Imports facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of this Loans Against Imports facility.

Interest

Interest is charged at 1.25% per annum at daily rests above our Base Lending Rate (presently at 6.60% per annum).  The effective rate is therefore presently at 7.85% per annum subject to fluctuations at our absolute discretion and payable upon maturity of any bills drawn by us and accepted by you on all goods covered by the Loan Against Imports by debiting your account with all sums due to the Bank.

Additional Interest on Overdue Bills

•                     In the event of late payment of bills, additional interest on the amount overdue will be charged at an additional 1.0% per annum over the prescribed interest rate, levied from due date until the date of payment.

•                     All interest due shall be capitalised and added for all purposes to the principal sum and bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason.

Foreign Currency Loans Against Imports (FCY LAI)

Availability

We may, at our sole and absolute discretion, refuse to allow drawings under this Foreign Currency Loans Against Imports facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of this Foreign Currency Loans Against Imports facility.

Interest and repayment

Interest on FCY LAI will be charged at 1.75% per annum above the Bank's funding cost of the relevant currency, and payable upon maturity of all bills drawn by us and accepted by you on all goods covered under a Trust Receipt by debiting your foreign currency account or your Ringgit current account (at the prevailing foreign exchange rates) with all sums due to the Bank. Interest is calculated on a 360 or 365 day year as per the norm for the relevant particular currency.

In the event of late payment, additional interest on the amount overdue will be charged at an additional 1.0% per annum over the applicable interest rate, levied from due date until the date of payment.

Commission in lieu of Exchange

•                     Commission in lieu of Exchange of 0.1% (maximum of MYR500) will be levied for same currency settlement at the point of financing under a FCY LAI and/or at the point of payment of a FCY LAI using your FCY deposits.

•                     The FCY LAI financing is made available to you at your request and you will be responsible to bear the exchange risk for the life of the FCY LAI.

Early settlement

Premature settlement of the FCY LAI is normally not permitted. If an early retirement of FCY LAI is allowed, an appropriate compensation charge (conclusively calculated by the Bank) will be levied for exchange differences/costs.

We reserve our overriding right to demand for cash cover to cover any shortfall in view of exchange rate factors/variations.

In the event of prepayment, an amount equivalent to the funding loss shall be imposed. If the making of a repayment leaves a residual balance which is not in our opinion a marketable amount, the Bank may by notice in writing to you demand immediate repayment of such residue.

Export Credit Refinancing Scheme (Pre/Post Shipment)

Availability

We may, at our sole and absolute discretion, refuse to allow drawings under this Export Credit Refinancing Scheme (Pre/Post Shipment) facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of this Export Credit Refinancing Scheme (Pre/Post Shipment) facility.

Interest

Interest is charged at 1.00% above Export Import Bank of Malaysia Berhad's (Exim Bank) funding rate, currently at 3.25% per annum. The effective rate is therefore 4.25% per annum, subject to fluctuations at Exim Bank's discretion.

Procedures of the ECR Scheme are subject to conditions and guidelines laid down from time to time by Exim Bank.

Bank Guarantees

Commission

Commission of not less than 0.10% per month (or part thereof) subject to a minimum of RM200.00 shall be charged for the full liability period (inclusive of any claims period) of Guarantees issued.

Where a Guarantee does not have a claims period, additional commission of not less than 0.10% per month shall be charged from the date of expiry to the date of return of the Guarantee or on receipt of notification from the beneficiary that the Bank is no longer liable under the Guarantee.

Content of Guarantees

•                     All Guarantees issued by us must bear an expiry date.

•                     We are at liberty to refuse to issue any particular guarantee which wording and effect is not acceptable to us.

•                     Amendments made to any Guarantee are for the Bank's own requirements only. In no case shall the Bank be obliged to advise or assess if any provisions therein are appropriate for you for the underlying transaction guaranteed.

Other Conditions

•                     Guarantees issued to or on behalf of non-residents are subject to exchange control regulations prevailing from time to time; it shall be your responsibility to ensure that any notification/registration requirements are complied with, unless the Bank expressly agrees to notify/register the same on your behalf.

•                     Financial Guarantees to be issued favouring non-residents shall be subject to your confirmation (which you deemed to give when applying for such Guarantees) that the underlying facility secured is obtained in compliance with the prevailing foreign exchange administration rules.

•                     Where the Bank agrees to transmit any Guarantee to the beneficiary, it shall be at the applicant's cost and the Bank shall not be liable for any failure or delay or loss in transit.

•                     Should a Guarantee issued be demanded on or become payable, we may immediately debit your account with the amount payable. You shall arrange to have funds available therefor.

The facility remains subject to our immediate right to settlement/cash cover on demand, as stated in the terms of your Counter Indemnity in the event of any claims being made under any Guarantee issued.

Nothing herein shall require payment demanded on a Guarantee to have been made by the Bank from its own funds before it is entitled to rely on any of its rights.

                                           Total Gross Foreign Exchange Contract Limit

(inclusive of marked-to-market losses incurred from time to time)

Utilisation and determination of limit

The Bank reserves the right at its discretion to decide:

•                     whether or not any utilisation of the facility may be made; and

•                     to specify further conditions on which utilisation may be made.

The amount of any and each utilisation of the facility or the aggregate amount and value thereof for determining the available limit or if a call for cash cover is required shall be calculated by the Bank, whose calculation shall be conclusive.

Cash cover

•                     The Bank shall have an overriding right to call for cash cover on demand if in its view a negative foreign exchange position requires such cover, and/ or to close out any or all contracts outstanding at any time, without further reference to you and to demand settlement of the balance due.

•                     The right to call for cash cover is in addition to and without prejudice to any relevant rights contained in the English Law IFEMA / in any Master Agreement governing FX Transactions between you and the Bank.

Contract forms

FEX transactions are governed by the conditions appearing in and on the reverse of the standard contract form. You agree to check the same upon receipt, and sign the copy and return it to the Bank forthwith.

Exchange Control Regulations

FEX transactions are subject to applicable Exchange Control Regulations as amended from time to time.

The determination whether the tenure or amount of any FEX transaction is permitted under the Exchange Control Regulations shall be made by the Bank in good faith, and shall be binding on you. The Bank shall have no liability to you as a result of any determination so made.

Where an FEX transaction is required to be registered with the Controller of Foreign Exchange, you shall be responsible to register the same (and provide evidence thereof as the Bank may require), unless the Bank had expressly agreed to submit the registration on your behalf.

If prior registration/permission is required before entering into a FEX transaction, the Bank may decline to enter into any such FEX transaction if you are unable to furnish such Controller registration/permission to the Bank.

All FEX transactions entered into between the parties shall be to hedge underlying trade transactions and other permitted purposes, and not for speculative purposes.

Either party may electronically record all telephonic conversations and any such tape recordings may be submitted in evidence in any proceedings for any purpose relating to an FEX transaction. Neither party shall be obliged to maintain such recordings for the availability of the other.

Upon request, you shall provide the Bank with documentary evidence of underlying commitments to support the FEX transactions.

This may be required before transacting or at any time prior to the maturity of the FEX transaction, whether the FEX transaction is based on a firm commitment or on anticipatory basis. Satisfactory documentary evidence may also be required where you seek to cancel or extend any FEX transaction.

The Bank shall have the right to unwind or cancel any FEX transactions immediately if the underlying contract therefore does not materialise, or if satisfactory documentary evidence is not furnished when requested.

Without prejudice to anything herein contained, the Bank reserves the right (and without need for reference to you) to:

•                     reduce the amount of a FEX transaction where the amount of receipts/payments on the underlying transaction for firm hedges is reduced to less than the amount of the FEX transaction;

•                     adjust the maturity date of a FEX transaction where the Bank is satisfied that the due or expected date of payment/receipt of the underlying transaction for firm hedges has changed, provided always that the new maturity date does not exceed the period permitted under exchange control and other relevant rules/laws;

and any differences arising therefrom shall be payable by you and may be debited to your current or other accounts notwithstanding that the day originally stipulated for settlement may not have arrived.

The Bank is obliged to report any cancellation of FEX transactions or if it is of the view that the proceeds thereof are not used for the intended purpose or where otherwise required by the Controller under prevailing Exchange Control Regulations.

Master Agreement

In the absence of an executed agreement governing the FEX transactions, the latest published English Law IFEMA terms shall apply. Each utilisation of the Foreign Exchange Contract Limit (whether or not the relevant IFEMA Document has been signed) shall be deemed to be subject to and shall be subject to the English Law IFEMA terms unless the relevant Confirmation/contract specifies to the contrary.

In the event of any conflict between the terms of this facility letter, those of the English Law IFEMA and the standard contracts terms, the terms shall prevail in the following order:-

(a)                 the terms of the latest published English law IFEMA (a copy is available on request)

(b)                 the terms of this facility letter; and lastly

(c)                 the standard contract terms.

The Bank shall have the right to set-off from or debit any amount due from any of your accounts with the Bank and/or the HSBC Group.

GENERAL TERMS APPLICABLE TO THE FACILITIES

Review of Facilities

The Bank may charge a facilities management fee annually (for assessing and tailoring facilities to suit changing requirements of customers) or upon amendment of existing facilities, which charges shall be paid before any of the facilities are utilised and if remaining unpaid shall be debited without further notice to your current/disbursement/other account opened by the Bank for the purpose.  Notwithstanding these charges, the Bank reserves the absolute discretion to exercise its remedies provided hereunder and/or whether to grant, vary, restructure, adjust or otherwise modify any facility or its terms, and/or temporary excess or temporary drawing against uncleared effects.

Variation of Terms

Notwithstanding anything to the contrary, the Bank may in its absolute discretion without discharging any of your liabilities herein and/or under the security documents vary or add to the terms herein.

Variations include, but are not limited to

  rates of interest (including overdue and excess interest), additional interest commission, commitment fees, and other banking charges (including varying the mode or method of calculating interest, commission or such other charges or otherwise)
  the amount or form of the Facilities granted so as to convert or cancel one or more facility or create two or more facilities comprised in the Facilities (provided always at the applicable rate of interest)

Except for fluctuations to the Base Lending Rate or otherwise expressly provided, variations or additions shall take effect upon notice to you.

Events Of Default

Without prejudice to our customary overriding right of repayment on demand, the Facilities may be immediately suspended or terminated and all sums (including contingent sums) payable on demand in the event:‑

a)                   you default in the payment of any sum due under the Facilities (whether instalments, interest or otherwise); or

b)                   you have given incomplete, misleading or incorrect material information to the Bank in relation to procuring the provision or continued provision of the Facilities, or your account is conducted in an unsatisfactory manner; or

c)                   you fail to observe or perform any of your covenants or obligations to the Bank; or

d)                   a petition is presented and not withdrawn or stayed by an order of Court within a period of thirty (30) days of its presentment or an order is made or resolution passed for your winding-up, dissolution or liquidation; or

e)                   you commence a meeting for the purpose of making or proposing and/or entering into any arrangement with or for the benefit of your creditors; or

f)                    a receiver or other similar officer is appointed over the whole or any part of your assets or undertaking; or

g)                   you cease or threaten to cease to carry on business or are unable to pay your debts, or dispose or threaten to dispose of the whole or a substantial part of your undertaking or assets; or

h)                   for any reason any guarantee or security given for the repayment of the Facilities shall be challenged, terminated or lapse for any reason whatsoever or if the guarantor or security provider shall be in default under the terms of such guarantee or security or dies or becomes of unsound mind or is wound up or commits any act of bankruptcy or similar; or

i)                     you allege that all or a material part of these terms or any security document have ceased to be of full force or effect; or

j)                    any of your other indebtedness to us or any third party or parties becomes capable in accordance with the relevant terms thereof of being accelerated in repayment or declared due prematurely by reason of your default or your failure to make any payment in respect thereof on the due date for each payment or if due on demand when demanded or any security for such indebtedness becomes enforceable; or

k)                   where the purpose of the facility is to finance acquisition of property, you or any other party to the sale and purchase agreement commits or threatens to commit a breach of any term, stipulation, covenant or undertaking contained in such agreement, or if a petition is presented for the winding-up of the developer of the property (where applicable) being financed; or

l)                     if your company, any security provider or a Related Corporation (as defined in the Companies Acts 1965) is under investigation under the provisions of Part IX of the Companies Act 1965 or any securities legislation and regulations in force from time to time; or

m)                 in the Bank's opinion, there is any change or threatened change in circumstances which would materially and adversely affect your company's business or financial condition or the ability to perform your obligations under this letter or any other agreement with the Bank, including, if your company is not a listed entity, any change or threatened change in your shareholders or directors, or if your company is a listed entity, any change or threatened change in your single largest shareholder or directors; or

n)                   in the Bank's opinion, there is any change or threatened change in circumstances which materially and adversely affect the ability of any guarantor or security provider to perform its obligations under any security given to the Bank; or

o)                   any applicable law or regulations or their interpretation or application is amended or changes, making it unlawful for the Bank to comply with its obligations herein or to allow the Facilities to continue to be outstanding.

The events of default are more comprehensively dealt within the security documentation.

If there are circumstances likely to lead to events of default among other things due to irregularities in your financial affairs or your inability to meet your indebtedness to us it is proposed that you contact us for an early appraisal of your commitment.

Other Terms and Conditions

a)            Payment of outgoings for property charged as security (where applicable)

You undertake to forward us on a regular basis for our records, the receipts you receive for payments of quarterly Municipal Assessment and Annual Quit Rent in respect of the property charged.

b)            Availability

                Availability of the Facilities is subject to legal documentation having been completed to the satisfaction of the Bank. If security documentation cannot be perfected for any reason within 3 months of the acceptance date of this Letter, the Bank reserves the right to withdraw the Facilities offered without further reference to you. In any event, any part of the Facilities not drawn down within 12 months from the date hereof shall be automatically cancelled.

c)            Fees and charges

                The Bank shall charge at its absolute discretion, where applicable, fees as follows:

•         Facility Arrangement Fee; and/or

•         Facility Management Fee;

                which charges shall be paid before any Facilities is utilised and if remaining unpaid shall be debited without further notice to your current/disbursement/other account whether or not opened by the Bank for the purpose. Please refer to the Bank's standard Tariff and Charges (available for download at www.hsbc.com.my) subject to variation from time to time.  If there is any conflict between the said Tariff and Charges and any fees and charges specifically stated herein, the fees and charges specifically stated herein shall prevail.  (If you are a "small and medium enterprise" within the National SME Development Council's definition, such fees and charges shall not apply to you.)

                Notwithstanding these charges, the Bank reserves the absolute discretion whether to grant or otherwise any facility, restructuring / adjustment of facility and/or temporary excess or temporary drawing against uncleared effects.

d)            Legal expenses and other charges

All stamp duty and solicitors' fees that is payable (assessed on a 'solicitor and client' basis) incurred by the Bank:

i)          in connection with or incidental to the provision of the Facilities; and/or

ii)         in its enforcement of its rights under any of the Facilities or any security provided;

shall be payable by you.

Such amounts may be debited without prior notice to your current or other account(s) or a disbursement/suspense account opened by the Bank for the purpose.

e)             Insurance of property charged as security (where applicable)

The insurable risks of your business and the properties charged or secured to the Bank are to be arranged by the Bank and insured with HSBC Amanah Takaful (Malaysia) Sdn Bhd or the Bank's other panel insurers. If you and/or the chargor are not agreeable to such insurance with HSBC Amanah Takaful (Malaysia) Sdn Bhd, kindly advise your Relationship Manager or the Bank's Corporate Credit Administration Department.

If you, or the proprietor, as the case may be, fails to insure or fails to continue to insure the properties, the Bank may but shall not be under any duty to, take up or pay the premium for such insurance and any moneys expended thereto may be debited to any of your accounts with the Bank.

f)             Inspection and valuation of property charged as security (where applicable)

Inspection and valuation of any property charged or forming security shall be at least once in every two years by us or by a firm on the Bank's panel of valuers, the cost in connection therewith being for your account.

g)             Security denominated in foreign currency (where applicable)

In the case of foreign currency denominated security, the rate of exchange to be applied for the conversion of such currency shall be our spot rate of exchange (as conclusively determined by us) for purchasing such currency on the date of settlement and in the event of a shortfall you will promptly pay to us such additional amount as makes the net amount received by us equal to the full amount payable by you or the security provider, as the case may be.

h)            Withholding or deduction

All payments by you under the Facilities are to be made in immediately available funds free and clear of and without any withholding or deduction for any and all present or future taxes, duties or other such levies.

If you are compelled by law to make any such withholding or deductions you will pay to us such additional amounts required to enable us to receive the amount which would be payable if no such withholding or deduction had been required.

You shall provide us with evidence that such taxes, duties or other such levies have been paid by forwarding us official receipts within 30 days of payment.

i)             Maintenance of shareholding (applicable if third party security, guarantee and/or letter of awareness is provided by the borrower's related company)

                The relevant related company of the Borrower within the same group of companies shall undertake not to divest its shareholding or any part thereof in the Borrower or the security provider or guarantor (as applicable) without first obtaining the Bank's consent.

j)             Increased costs

                If the effect of any, or a change in any, law or regulation is to increase the cost to us of advancing, maintaining or funding this Facilities or to reduce effective return to us, we reserve the right to require payment on demand of such amounts as we consider necessary to compensate us therefore.

k)            Non-contravention of legislation prohibiting connected party lending

Please note that applicable banking legislation has imposed certain prohibitions on our providing banking facilities to persons related to our officers, directors or employees, and that of our holding company, The Hong Kong and Shanghai Banking Corporation Limited (incorporated in Hong Kong SAR). These are section 62 of the Banking and Financial Institutions Act 1989 ("BAFIA") read with the Guidelines on Credit Transactions and Exposures with Connected Parties issued by Bank Negara Malaysia, and also Section 83 of the Banking Ordinance of Hong Kong SAR (collectively, the "Prohibitions").

In acknowledging/accepting this Letter you are to advise us whether you are in any way connected to any of our officers, directors or employees, and/or the directors or employees of The Hong Kong and Shanghai Banking Corporation Limited within the meaning of the Prohibitions, and in the absence thereof, you represent you are not so connected.

You are required to immediately advise the Bank in writing should such relationships creating a prohibited lending under the aforesaid Prohibitions be established subsequent to the acceptance of the Facilities.

(Please note that for the purposes of the BAFIA, "officer" encompasses "any employee of the financial institution" and that "director" and "officer" also includes a spouse, child or parent of a director or officer. The texts and summary clarifications of these Prohibitions will be made available upon request.)

l)              Terms and conditions in other documentation

•               Other terms and conditions as contained in the Bank's legal or security documentation executed or to be executed by you shall apply.

•               For avoidance of doubt, additional, modified, or other terms and conditions to those stated herein may be advised by our solicitors and may be contained in those other documents when formalising such documentation on our behalf.

•               You are to carefully read and understand all terms and should obtain independent legal advice thereto before signing.

m)           Default/Late Payment Interest not otherwise provided for

Where a specific default, excess or late payment interest rate is not otherwise provided for under the terms of any specific facility, the Bank may charge the following for any payments that are overdue, or if payable on demand, from the date the amount is stated to be due pursuant to such demand:

•               For Ringgit-denominated facilities or amounts, or after any amounts due in other currencies are converted to Ringgit

1% per annum above the interest rate applicable for the particular facility, or if none, 3.5% above the Bank's prevailing Base Lending Rate or such other rate as may be determined by the Bank from time to time.

•               For non-Ringgit-denominated facilities or amounts, before the amounts due are converted to Ringgit

1% per annum above the interest rate applicable for the particular facility, or if none, 3.5% above the Bank's prevailing Cost of Funds (for such tenor as selected by the Bank) or such other rate as may be determined by the Bank from time to time.

Such interest shall be capitalised and added for all purposes to the principal or overdue sum, as the case may be for that facility, and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

n)            Priorities

Subject to the provision of the security documents (where applicable), if any amount received or recovered in respect of your liabilities hereunder or any part thereof is less than the amount then due, the Bank shall apply that amount to interest, profit, principal or any other amount then due and payable in such proportions and order of priority and generally in such manner as the Bank may determine.

o)            Repayments generally and ascertaining of limits

Unless otherwise provided, interest due shall be capitalised and added for all purposes to the principal sum and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

Any amounts of interest or other non-principal sums debited to your accounts which is capitalised shall be not affect the determining whether the principal limit under any security given for the Facilities has been exceeded or not.

p)            Bankers common law rights applicable

We may combine, consolidate or merge all or any of your accounts and may set off or transfer any sum outstanding to the credit of any such accounts with our Bank in or towards the satisfaction of any of your liabilities under the Facilities.

The Bank may also debit any of your accounts in respect of amounts payable under any security documents or security for the Facilities if the security party fails to make any required payments thereunder.

q)            Conclusive evidence

                A certificate signed by an officer of the Bank as to any amount(s) payable hereunder shall be conclusive evidence save for manifest error.

r)             Disclosure and use of information

You consent to the Bank disclosing information relating to you, the Facilities, your accounts and other facilities presently held, or which may subsequently be opened or obtained ("Information") to:

i)      any person it considers necessary:

A)    in providing the Facilities or other services;

B)    as part of its operating procedures (including its accounting, client relationship and risk management functions),

including to members of the HSBC Group (in or outside Malaysia), any service provider (including debt collection agencies) or other third party;

ii)     any bureaus or agencies established by Bank Negara Malaysia or by other regulatory authorities, including the Central Credit Reference Information System - "CCRIS" and the Credit Bureau Malaysia;

iii)    the Controller of Foreign Exchange;

iv)   any authority, central depository or depository agent in relation to the securities industry, where relevant

v)    the Association of Banks in Malaysia;

vi)   the Bank's potential assignees;

vii)  any of your present or prospective guarantors or security providers;

viii) any person the Bank believes in good faith to be tendering payment of monies on your behalf.

Information may be used, stored, transferred, compiled, matched or exchanged by or with any of the parties mentioned above ('Users').

Information shall be kept confidential by the Users, unless disclosure is required under any laws or regulations which apply to a User.

When the Bank provides or obtains any Information, it takes utmost care in compiling, collating or processing the Information. The Customer agrees that as long as the Bank acts in good faith, it and its officers shall not be liable for any loss or damage (whether indirect, consequential or punitive) or any monetary loss to you or any other person for any inaccuracy, incompleteness or authenticity of the Information the Bank provides or relies on and whether caused by any technical, hardware or software failure of any kind, interruption, error, omission, delay, viruses, act of God, act of war or terrorism, strikes, industrial action or otherwise.

The Bank, as part of its procedures in granting or continuing to grant banking and/or credit facilities and services to its customers may conduct credit and other financial checks and verify customer and/or security party information from time to time from various selected sources. You consent to such checks being conducted.

The consents given shall be irrevocable.

s)             Credit Reporting Agency

You consent to:

(i)    the Bank to carrying out credit checks and obtaining credit reports and information on your business and/or your company including on all partners, directors, shareholders, guarantors and security providers (as applicable) (collectively, "Data Subjects") from the Credit Bureau Malaysia and any other registered credit reporting agency; and

(ii)   the Credit Bureau Malaysia sourcing and retaining information on your business and/or your company and all Data Subjects from any available data source, and disclosing to the Bank any such information as may be requested by the Bank.

You warrant that you have been irrevocably authorised by the Data Subjects to give this consent on their behalf.

t)             Notices

•                     Any notice demand or request may be given by ordinary or registered post (not being AR registered post) sent to you at its address herein stated or to your last known address and such notice shall be deemed to have been duly served three (3) days after it is posted notwithstanding that it is returned by the postal authorities undelivered.

•                     Notice as to fluctuation of the Base Lending Rate, variation of interest, commission, fees and all other bank charges may also be effected by a notification of the variation in the periodic statements furnished to you from time to time or by way of an unsigned notice or letter produced by the Bank's computer or by way of advertisement in any newspaper or by notification at any of the Bank's premises or in such manner we deem fit and such variation shall take effect from the date stipulated therein.

u)            Payments received to be in gross

                All monies received for the purpose of being applied in reduction of any monies owing to the Bank (whether from payments received or from the realisation of any security or otherwise) shall be treated as payments in gross and not as appropriated or attributed to any specific part or item of the monies owing to the Bank, even if appropriated thereto by any person otherwise purportedly entitled to so appropriate.

v)            Suspense account

                In the advent of any liquidation or analogous thereto, any monies received by the Bank in respect of the Facilities or any security granted may be kept to the credit of a non-interest bearing suspense account for such terms as the Bank deems fit without any obligation in the meantime to apply the same or any part thereof towards settlement of any liabilities due, and the Bank may prove for and agree to accept any distributions in respect of the whole or any part of such money and liabilities in the same manner as if no security had been created.

w)            Remedies concurrent

                The Bank shall have the right to exercise any rights or remedies available to it under this letter, any security or otherwise (including pursuing any right of sale or possession) against you or any party providing security for the Facilities concurrently or successively as it may consider appropriate.

x)            Severability

                If any provision herein is or becomes prohibited or unenforceable by law or any applicable regulations, the remaining Terms shall remain valid and enforceable and/or continue to be valid and enforceable in any other jurisdiction where the law provides that it is valid.

y)            Exercise of remedies

                The Bank may exercise any right, power or remedy it may have, whether it is stated here or conferred upon it by law even after a delay.

                All rights and powers of the Bank in law or equity are exercisable even if they overlap with any rights and powers in these Terms.

                If the Bank does not act when it is entitled to, that does not mean it:

i)          has agreed to your breach; or

ii)         has given up its right; or

iii)        is prevented from acting later.

Where the Bank has expressly waived a default by you, this shall not impair any right, power or remedy of the Bank for any of your other defaults, whether occurring prior or subsequent to the waiver.

aa)          Interpretation

Unless the context otherwise requires:

•         words importing the singular number include the plural and vice versa and reference to any gender includes all genders;

•         reference to 'facility' shall mean a facility comprised within the Facilities

•         references to "the Bank", "we", or "our" in this letter shall be understood to refer to HSBC Bank Malaysia Berhad.

The headings herein are for convenience and shall not affect construction of the terms of this letter.

Where there are two (2) or more persons comprising the borrower, whether in partnership or otherwise, all covenants and terms shall be made by and be binding upon them jointly and severally.

bb)          Governing law

                Except where expressly provided otherwise for any facility, the terms herein shall be governed by and interpreted in accordance with the laws of Malaysia and the parties agree that the Malaysian courts shall have non-exclusive jurisdiction. The parties irrevocably waive any assertion of forum non conveniens to resolution of dispute in the Malaysian courts.

cc)           Successors and assigns

                This letter shall be binding upon your heirs estate personal representatives and successors in title and on the successors in title and assigns of the Bank. You shall not assign any of your rights or obligations hereunder. Unless expressly agreed otherwise by us, we may assign or transfer all or any part of our rights, benefits and/or obligations under this facility letter or in respect of any of the facilities, and any security provided thereto, to any person by delivering to you a notice in writing, or where required, by entry into more formal agreements (which you hereby agree to execute if so requested by the Bank).  Such transfer shall take effect as from the effective date specified in the notice or agreement and we shall thereafter be released from such rights, benefits and/or obligations.

*** END OF ANNEXURE ***

Customer's acknowledgment/acceptance

We have viewed the foregoing terms of this Letter including the Annexure(s) and agree to the terms thereto.

We acknowledge that notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review the Facilities may be reviewed at any time and are subject to the Bank's overriding right of suspension, withdrawal and repayment on demand, as well as the right to call for cash cover or other acceptable security on demand (which shall be in addition, and not subject to, any similar right stipulated for any of the Facilities). Nothing contained in this Letter shall be deemed to impose on the Bank any obligation to make or to continue to make available the Facilities or any advances thereunder to us. We also acknowledge that in the event of a recall of an overdraft facility, we shall be obliged to immediately fund our overdraft account with sufficient funds to meet any un-presented cheques still in circulation and that the Bank is under no obligation whatsoever to issue any notices or requests to us to do so.  Any failure on our part to do so will entitle the Bank to refuse payment on such cheques, for which the Bank shall not be liable to us in any way whatsoever.

We confirm our acceptance of the Facilities and that the Bank's agreement to provide us with the Facilities will not contravene a) the provisions of Section 62 of the Banking and Financial Institutions Act 1989 read with BNM's Guidelines on Credit Transactions and Exposures with Connected Parties, and b) Section 83 of the Banking Ordinance of the Hong Kong Special Administrative Region ('Prohibitions').

We acknowledge the Bank's right to recall the Facilities in the event of any contravention of the said Prohibitions.

We further agree that your Letter embodies in writing all the terms for the Facilities to be granted to us and hereby confirm that any warranties, promises, representations or collateral agreements that may have been made to us, orally or otherwise by you in the course of the pre-contractual negotiations which have not now been included in this Letter shall hereafter be deemed to have lapsed and not legally binding upon you nor shall it be raised as a defence or to support any claim by us in any legal proceedings.

We are responsible for assessing the terms in this Letter and the Facilities and shall seek our own independent legal advice on them.

We acknowledge that we will be opening and/or maintaining my/our main working capital / operating account with you.

It shall be our sole responsibility to register any foreign currency facility granted where it is required to be registered with the Controller of Foreign Exchange before drawdown, in accordance with the Exchange Control Notices. Where we propose to make any prepayments for any foreign currency facility before its due date, it shall be our sole responsibility to register such prepayments with the Controller of Foreign Exchange where required by the Exchange Control Notices.

We undertake that all our FEX transactions shall be to hedge underlying trade transactions and other permitted purposes, and not for speculative purposes. Our FEX transactions shall be in compliance with Malaysian Exchange Control Regulations and supported by appropriate documentation which may be required by the Bank. We acknowledge that where we enter into any FEX transaction, we shall do so in reliance only upon our own judgment and assessment and obtain our own independent advice and not in reliance on any advice of the Bank or its personnel in accordance with Section 7 of IFEMA terms.

.s/s Olaf Karasch

OLAF KARASCH.
Authorised signatories and Company's Chop

Date:  MARCH 2, 2012